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                                                                   SUB-ITEM 77M

                                 SUB-ITEM 77M

                                    MERGERS

INVESCO CALIFORNIA MUNICIPAL INCOME TRUST TO INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

   On November 30, 2011, the Board of Trustees of Invesco California Municipal Income Trust (the "Target Fund") approved an Agreement and Plan of Merger (the "Agreement"). On August 14, 2012, at a Joint Annual Meeting for shareholders of common and preferred shares of beneficial interest of Invesco California Municipal Income Trust, shareholders approved the Agreement that provided for the merger of the Target Fund with and into Invesco Van Kampen California Value Municipal Income Trust (the "Acquiring Fund") (the "Merger") pursuant to the Delaware Statutory Trust Act. Pursuant to the Agreement on August 27, 2012, the Acquiring Fund issued new Common Shares and Preferred Shares. Common Shares of the Target Fund were exchanged for newly issued Acquiring Fund Common Shares of equal aggregate net asset value; and Preferred Shares were exchanged for newly issued Acquiring Fund Preferred Shares with substantially identical terms, including equal aggregate liquidation preferences. The Acquiring Fund assumed all of the liabilities of the Target Fund. Common and Preferred Shares of the Acquiring Fund owned after the merger will have an aggregate net asset value equal to the net asset value of the Target Fund Common and Preferred Shares held immediately before the Merger. Shareholders of the Target Fund and Acquiring Fund will recognize no gain or loss for federal income tax purposes upon the exchange of all shares of the Target Fund for shares in the Acquiring Fund.

INVESCO CALIFORNIA QUALITY MUNICIPAL SECURITIES TO INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

   On November 30, 2011, the Board of Trustees of Invesco California Quality Municipal Securities (the "Target Fund") approved an Agreement and Plan of Merger (the "Agreement"). On August 14, 2012, at a Joint Annual Meeting for shareholders of common and preferred shares of beneficial interest of Invesco California Quality Municipal Securities, shareholders approved the Agreement that provided for the merger of the Target Fund with and into Invesco Van Kampen California Value Municipal Income Trust (the "Acquiring Fund") (the "Merger") pursuant to the Delaware Statutory Trust Act. Pursuant to the Agreement on August 27, 2012, the Acquiring Fund issued new Common Shares and Preferred Shares. Common Shares of the Target Fund were exchanged for newly issued Acquiring Fund Common Shares of equal aggregate net asset value; and Preferred Shares were exchanged for newly issued Acquiring Fund Preferred Shares with substantially identical terms, including equal aggregate liquidation preferences. The Acquiring Fund assumed all of the liabilities of the Target Fund. Common and Preferred Shares of the Acquiring Fund owned after the merger will have an aggregate net asset value equal to the net asset value of the Target Fund Common and Preferred Shares held immediately before the Merger. Shareholders of the Target Fund and Acquiring Fund will recognize no gain or loss for federal income tax purposes upon the exchange of all shares of the Target Fund for shares in the Acquiring Fund.

INVESCO CALIFORNIA MUNICIPAL SECURITIES TO INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

   On November 30, 2011, the Board of Trustees of Invesco California Municipal Securities (the "Target Fund") approved an Agreement and Plan of Merger (the "Agreement"). On August 14, 2012, at a

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                                                                   SUB-ITEM 77M

Joint Annual Meeting for shareholders of common shares of beneficial interest of Invesco California Municipal Securities, shareholders approved the Agreement that provided for the merger of the Target Fund with and into Invesco Van Kampen California Value Municipal Income Trust (the "Acquiring Fund") (the "Merger") pursuant to the Delaware Statutory Trust Act. Pursuant to the Agreement, on August 27, 2012, the Acquiring Fund issued new Common Shares. Common Shares of the Target Fund were exchanged for newly issued Acquiring Fund Common Shares of equal aggregate net asset value. The Acquiring Fund assumed all of the liabilities of the Target Fund. Common Shares of the Acquiring Fund owned after the merger will have an aggregate net asset value equal to the net asset value of the Target Fund Common Shares held immediately before the Merger. Shareholders of the Target Fund and Acquiring Fund will recognize no gain or loss for federal income tax purposes upon the exchange of all shares of the Target Fund for shares in the Acquiring Fund.

FOR A MORE DETAILED DISCUSSION ON THE MERGER, PLEASE SEE THE AGREEMENT AND PLAN OF MERGER FILED HEREIN UNDER ITEM 77Q1(G).